                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              HMI INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              HMI INDUSTRIES INC.
                              13325 DARICE PARKWAY
                            STRONGSVILLE, OHIO 44136
                                 (800) 760-4644

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 14, 2004
                            ------------------------

To the stockholders of
  HMI INDUSTRIES INC.

     Notice is hereby given that the Annual Meeting of Stockholders of HMI INDUSTRIES INC. (the "Company") will be held on Tuesday, December 14, 2004, at 10:00 A.M., Eastern Standard time, at the Holiday Inn, 15471 Royalton Road, Strongsville, Ohio, 44136 for the following purposes:

          1. To elect six directors to hold office for the term expiring in 2005.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on November 22, 2004 are entitled to receive notice of and to vote at the Annual Meeting.

     You are invited to attend the meeting and vote. Whether or not you attend the meeting in person, you are requested to sign and date the enclosed proxy card, and mail it to the Company in the enclosed envelope. If you attend the meeting in person, you may withdraw your proxy and vote in person if you so desire.

                                            By Order of the Board of Directors

                                            Kirk W. Foley
                                            Chairman

November 23, 2004

                            YOUR VOTE IS IMPORTANT.
                PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY.

                              HMI INDUSTRIES INC.
                              13325 DARICE PARKWAY
                            STRONGSVILLE, OHIO 44136
                                 (800) 760-4644

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 14, 2004
                            ------------------------

                                 VOTING RIGHTS

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of HMI Industries Inc. (the "Company") of proxies in accompanying form, both of which are first being mailed to stockholders on approximately November 23, 2004. The record date for the meeting is November 22, 2004. At that date there were 6,745,609 shares of Common Stock issued and outstanding. Each share entitles the holder to one vote on each matter to come before the meeting. The presence in person or by proxy of a majority of the Common Stock issued and outstanding is necessary for a quorum at any meeting of shareholders. Provided a quorum is present, a plurality of votes duly cast will be sufficient to elect directors. Votes that are withheld will have no effect on the balloting for directors.

     A stockholder giving a proxy may revoke the proxy by notice in writing or in person to the Secretary of the Company before it is exercised. All proxies given and not revoked will be voted at the meeting. If the stockholder has indicated a choice on the proxy with respect to the matter to be voted upon, the shares will be voted as specified. If no choice is specified, the shares will be voted for the nominees for election to the Board of Directors. In the event of the death, disqualification, or inability of any of the director nominees to serve, the shares will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

                             ELECTION OF DIRECTORS

     Six directors have been nominated for election as directors for a one-year term expiring in 2005. The following information is presented regarding the nominees for election as director:

     Robert Breadner, age 48, became a director in 2003. He was President and Chief Executive Officer of Breadner Trailer Sales Ltd., a distributor of transport trailers for the trucking industry, for over five years until the sale of the company in 2001. He is currently a private investor.

     Kirk W. Foley, age 62, became a director in 2002 and Chairman of the Board and Principal Executive Officer of the Company in February 2004. Mr. Foley has been the Chairman and Chief Executive Officer of Tube Fab Ltd., a company that shapes, bends and machines metal tubing, since 1997. From 1989 to 1997 Mr. Foley served as Chairman or President and as Chief Executive Officer of the Company. He also served as a director of the Company from 1988 to 1997. Mr. Foley is the father of Wesley Eric Foley, a director.

     Wesley Eric Foley, age 35, became a Director in 2003. He has been Director of sales and marketing for Tube-Fab Ltd., a company that shapes, bends and machines metal tubing, since 2001. From 1993 to 2001 he held several international sales and marketing positions with the Company. Mr. Foley is the son of Kirk W. Foley, Chairman of the Board and a director of the Company.

     John A. Pryor, age 62, became a director in 2001. He served as President and Chief Operating Officer of the Company from 2001 until November 22, 2004. From 1996 to 2000 he was President and Chief Executive Officer of Valley Innovative Services, a food services management company. From 1992 to 2001, he was President of Pryor and Associates, which provided consulting services to the food service industry.

     Murray Walker, age 54, became a director in 1998. He has been President of Isetan Management Ltd., a private investment company, since 1988. He has been Chairman of Simcoe Coach Lines Ltd., a school and charter bus service company, since 2001, and served as President of Simcoe from 1989 to 2001.

     Ivan J. Winfield, age 69, became a director in 1995. He is an independent business and financial consultant, and since 1995 also has been an Associate Professor at Baldwin-Wallace College in Berea, Ohio. Mr. Winfield was a partner of Coopers & Lybrand, a predecessor firm to PricewaterhouseCoopers (the Company's auditors until 2004) from 1970 to 1994. Mr. Winfield is a director of Boykin Lodging Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors on March 12, 2004 selected Grant Thornton LLP, independent certified public accountants, to audit the accounts of the Company for the year ended September 30, 2004. A representative of Grant Thornton is expected to attend this meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders. PricewaterhouseCoopers was the Company's auditors for the year ended September 30, 2003 and for the first quarter of 2004. A representative of PricewaterhouseCoopers is not expected to attend the meeting.

     PricewaterhouseCoopers declined to stand for reappointment as the Company's auditors on February 26, 2004. Their reports on the Company's financial statements for the years ended September 30, 2003 and September 30, 2002 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audits of the financial statements of the Company as of September 30, 2002 and September 30, 2003 and for the years then ended and through February 26, 2004, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused that firm to make reference to them in their report on the Company's financial statements for such years. However, the report of PricewaterhouseCoopers on the financial statements of the Company as of and for the year ended September 30, 2003 contained explanatory paragraphs disclosing the fact that the Company's credit agreement expired on October 15, 2004, that the Company changed its method of accounting for goodwill and other intangible assets, that the Company changed its method of revenue recognition, and that the Company restated its consolidated financial statements for the years ended September 30, 2003, 2002 and 2001.

     During the years ended September 30, 2003 and 2002 and through February 26, 2004 there have been no reportable events as defined in the applicable rules of the Securities and Exchange Commission.

     PricewaterhouseCoopers LLP billed the Company for the following services in 2003. The Audit Committee has determined that the provision to the Company of the non-audit services specified below was compatible with maintaining the independence of PricewaterhouseCoopers.

     Audit Fees: The Company was billed $193,000 for professional services related to the audit of the annual financial statements for the 2003 fiscal year and the reviews of the Company's quarterly reports on Form 10-Q for the 2003 fiscal year. This amount does not include fees related to the restatement of the annual financial statements for the fiscal year ended September 30, 2003 and prior periods.

     Financial Information Systems Design and Implementation: The Company did not engage PricewaterhouseCoopers to provide advice or services regarding financial information systems design and implementation during the 2003 fiscal year.

     All Other Fees: Fees billed by PricewaterhouseCoopers for all non-audit services in fiscal 2003 totaled $87,744. These fees related to domestic and foreign tax planning and assistance with the preparation of tax returns; audit and tax services related to the Company's employee benefit plans; and advice and assistance with the examination of prior tax years by government authorities.

             COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Company's Board of Directors held five meetings during fiscal 2003. The Board has a standing Audit Committee, Compensation Committee, Executive Committee and Nominating Committee. Each director attended at least 75% of the meetings of the Board and those committees on which the director served.

BOARD COMMITTEES

     During 2003 the Audit Committee was composed of Thomas N. Davidson (Chairman), Murray Walker and Ivan Winfield. Mr. Davidson resigned from the Audit Committee and the Board of Directors in February 2004. Murray Walker was appointed as Chairman of the Audit Committee in February 2004 and Robert Breadner was added to the Audit Committee in March 2004. The Audit Committee held six meetings in 2003. The function of the Audit Committee is to hire the independent auditors and to evaluate the performance of the independent auditors; to review with the independent auditors the plan and scope of the audit and the related audit fees; to review the audit report with the independent auditors and the Company's financial management; to review the financial statements and the scope and results of the independent auditors' examinations and report such matters to the Board of Directors; to review the adequacy of the Company's internal controls; to approve all non-audit services undertaken by the independent auditors; and to perform such other duties as may be required by the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The Company follows the independent director requirements of the NASDAQ Stock Market listing standards. Under this definition, all members of the Audit Committee in 2003 and 2004 have been independent. The Board of Directors has determined that Ivan J. Winfield is an "audit committee financial expert" as that term is defined in the regulations of the Securities and Exchange Commission.

     During 2003 the Compensation Committee was composed of Ivan J. Winfield (Chairman), Thomas N. Davidson and Kirk W. Foley. Since March 2004, the Compensation Committee is composed of Ivan Winfield and Robert Breadner. The Compensation Committee considers matters relating to the compensation of senior officers of the Company, the employee benefit plans of the Company, including the 1992 Omnibus Long-Term Compensation Plan, and such other matters as may be referred to it by the Board of Directors. The Compensation Committee held one meeting in 2003.

     During 2003 the Executive Committee was composed of James R. Malone (Chairman), who resigned as Chairman and Chief Executive Officer effective February 2, 2004, Kirk W. Foley and John A. Pryor. The Executive Committee is authorized to exercise, between meetings of the Board of Directors, the powers of the Board of Directors in the management of business and affairs of the Company, except for those powers reserved by law or resolution to the Board of Directors. The Executive Committee held four meetings in 2003. The current members of the Executive Committee are Kirk W. Foley (Chairman) and John Pryor.

     During 2003 the Nominating Committee was composed of James R. Malone (Chairman), Kirk W. Foley and Murray Walker. The current Nominating Committee is composed of Kirk W. Foley (Chairman) and Murray Walker. The Nominating Committee recommends candidates to fill vacancies on the Board of Directors and considers such other matters as may be referred to it by the Board of Directors. The Nominating Committee held one meeting in 2003. The Nominating Committee operates without a written charter. During 2003 two members of the Nominating Committee were independent according to the definition of independent director which is used by the NASDAQ Stock Market. James R. Malone, as an employee of the Company, was not considered independent under that definition. Kirk Foley, as Chairman and Principal Executive Officer of Company, no longer meets the independence standard of the NASDAQ Stock Market. The Nominating Committee does not consider nominees recommended by security holders and does not have a policy with regard to consideration of any director candidates recommended by security holders. The Board of Directors believes that it is appropriate not to have such a policy because over 56% of the shares outstanding are voted by current directors and by employees. In evaluating nominees for director, the Nominating Committee looks for candidates whose background and experience will complement or strengthen the Board as a whole.

     The Board of Directors has not yet established a separate process for security holders to communicate with the Board but will review this matter to determine if there should be a separate process for communication with individual Board members or with the Board of Directors as a whole. Any shareholder who wishes to send a written communication to any member of the Board may do so in care of the Secretary of the Company, who will forward any communications directly to the director(s) in question. The Company also has a link on its web site (www.filterqueen.com) by which a user of the web site can communicate with the Company. Any communications through the web site will not be confidential and if intended for a director must state the name of the director for whom the communication is intended and indicate that intended recipient is a member of the Board of Directors.

     The Board of Directors does not have a policy with regard to directors' attendance at the annual meeting of stockholders. However, because a Board meeting usually follows the annual meeting of stockholders all directors are urged to attend the annual meeting of stockholders. Five of the six directors attended the prior year's annual meeting. One director was not able to attend the prior year's annual meeting due to a conflict with the annual meeting of stockholders of another company for which he is a director. That meeting was held in a different city and the date was set prior to the Company establishing the date for its annual meeting of stockholders.

COMPENSATION

     A director who is an employee of the Company is not separately compensated for service as a director. Each non-employee director receives a retainer of $20,000 per year, payable quarterly. Each non-employee director also receives $1,000 per meeting for each committee meeting attended and for each special Board of Directors meeting attended. Members of the Audit Committee receive an addi-tional retainer of $5,000 per year for service on the Audit Committee, and receive a meeting fee of $1,500 for each Audit Committee meeting attended.

     Pursuant to the Company's Omnibus Long-Term Compensation Plan, on the first business day of the calendar year each non-employee director automatically receives an option to purchase 6,000 shares of Common Stock of the Company (as adjusted for stock splits).

REPORT OF THE AUDIT COMMITTEE

     In connection with its review of the financial statements for the fiscal year ended September 30, 2003, the Audit Committee discussed with PricewaterhouseCoopers LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61; reviewed and discussed the fiscal 2003 audited financial statements with PricewaterhouseCoopers and management; received and reviewed the written disclosures and letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, and discussed with PricewaterhouseCoopers its independence from management and the Company. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K/A for the year ended September 30, 2003 for filing with the Securities and Exchange Commission.

                                          For the Audit Committee

                                          Murray Walker
                                          Robert Breadner
                                          Ivan Winfield

                               SECURITY OWNERSHIP

STOCKHOLDERS VOTING AGREEMENT

     Several stockholders, including two current and one former member of the Board of Directors, have entered into a Stockholders Voting Agreement pursuant to which Kirk W. Foley has been given an irrevocable proxy to vote their shares on all matters submitted to the Company's stockholders for vote, including any vote relating to a sale or merger of the Company or the purchase or sale of assets by the Company (the "Agreement"). The Agreement also restricts the ability of the participating stockholders from selling or transferring their shares other than in accordance with the Agreement. The Agreement is valid until December 31, 2005, unless terminated sooner in accordance with the terms of the Agreement.

PRINCIPAL OWNERS OF VOTING SECURITIES

     The following table sets forth the names and share ownership as of November 22, 2004 of those persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the Company's outstanding Common Stock based upon information furnished to the Company by such person or contained in a filing with the Securities and Exchange Commission including Schedule 13D, Form 3 or Form 4. Each beneficial owner has sole power to vote and dispose of the shares indicated, except as otherwise stated.

                                               AMOUNT &
NAME AND ADDRESS OF                           NATURE OF
BENEFICIAL OWNERS                             BENEFICIAL           PERCENT OF
AS OF NOVEMBER 22, 2004                       OWNERSHIP           COMMON STOCK
-----------------------                       ----------          ------------
Barry L. Needler                              1,860,000(1)(2)        27.57%
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5
Steeplechase Corp.(3)                         1,709,250(2)           25.34%
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5
Kirk W. Foley                                 3,144,044(4)           44.94%
2045 Lakeshore Blvd., #3507
Toronto, Ontario M8V 2Z6
Amherst Tanti U.S. Inc.(5)                      520,148               7.71%
2045 Lakeshore Blvd., #3507
Toronto, Ontario M8V 2Z6
John S. Meany, Jr.                              528,479(6)            7.83%
9200 S. Winchester Ave.
Chicago, Illinois 60620
Robert J. Williams                              466,937               6.92%
50 Midtown Park East
Mobile, AL 36606
Thomas N. Davidson                              369,692               5.48%
7 Sunrise Cay Drive
Key Largo, FL 33037

---------------

(1) Includes shares owned of record and beneficially by Fairway Inc. (150,750 shares) and Steeplechase Corp. (1,709,250 shares). Mr. Needler controls these corporations and serves as a director and chief executive officer of these corporations.

(2) Under the terms of the Agreement Barry Needler and Steeplechase Corp. have surrendered their right to vote or transfer the shares except in accordance with the Agreement.

(3) Mr. Needler is the president and chief executive officer of Steeplechase
    Corp.

(4) Includes 520,148 shares owned of record by Amherst Tanti U.S. Inc. and 10,300 shares in a retirement fund. Also includes 2,339,028 shares for which Mr. Foley holds an irrevocable proxy pursuant to the Agreement. Also includes 250,000 shares subject to issuance upon the exercise of stock options exercisable within 60 days hereof.

(5) Amherst Tanti U.S. Inc. is owned by a trust established by Mr. Foley for the benefit of his family. Mr. Foley serves as President of this corporation.

(6) Includes 6,750 shares owned by his wife, beneficial ownership of which is disclaimed.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of November 22, 2004, information concerning the number of shares of Common Stock beneficially owned by each director and nominee for director, each named executive officer, and by all executive officers and directors as a group. The ownership for James R. Malone is based on the last Form 4 that he filed prior to his resignation as Chairman and Chief Executive Officer in February 2004. The totals shown below for each person and for the group include shares held personally, shares held by immediate family members, and shares acquirable within sixty days of the record date by the exercise of stock options.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)

                                              DIRECT       EXERCISABLE
NAME OF BENEFICIAL OWNER                    OWNERSHIP      OPTIONS(2)       TOTAL      PERCENT(3)
------------------------                    ----------     -----------    ---------    ----------
Robert Breadner                                 2,700          1,500          4,200          *
Daniel J. Duggan                              216,550         75,000        291,550       4.27%
Kirk W. Foley                               2,894,044(4)     250,000      3,144,044      44.94%
Wesley Eric Foley                               3,437(5)       1,500          4,937          *
James R. Malone                               278,406(6)           0        278,406       4.13%
Joseph L. Najm                                 22,000         50,000         72,000       1.06%
John A. Pryor                                  53,752(7)     150,000        203,752       2.95%
Murray Walker                                 258,100(8)      16,500        274,600       4.06%
Darrell Weeter                                 85,625         70,000        155,625       2.28%
Ivan J. Winfield                               15,000(9)     116,500        131,500       1.92%
All Executive Officers and Directors as a
  Group                                     4,111,493        796,000      4,907,493      65.07%

---------------

(1) Each person has sole voting and investment power with respect to all shares shown except as indicated below.

(2) Represents shares subject to stock options that are currently exercisable or become exercisable within 60 days hereof.

(3) Unless otherwise indicated, the percentage of Common Stock owned is less than one percent of the Common Stock outstanding.

(4) Includes 520,148 shares owned of record by Amherst Tanti U.S. Inc. and 10,300 shares in a retirement fund. Also includes 2,339,028 shares for which Mr. Foley holds an irrevocable proxy pursuant to the Agreement.

(5) Includes 375 shares owned by his wife, beneficial ownership of which is disclaimed.

(6) Includes 11,000 shares owned by his wife, beneficial ownership of which is disclaimed.

(7) Includes 34,900 shares held in a retirement fund.

(8) A portion of these shares (253,100) are subject to the Agreement.

(9) Includes 12,200 shares held in a retirement plan.

                             EXECUTIVE COMPENSATION

INTRODUCTION

     The following table sets forth for each of the fiscal years 2003, 2002 and 2001 the respective amounts of compensation for the Chief Executive Officer and the four most highly compensated executive officers of the Company as of the fiscal year ended September 30, 2003 whose compensation exceeded $100,000.

                                            ANNUAL COMPENSATION                   LONG TERM
                                    -----------------------------------     COMPENSATION AWARDS(4)
                                                           OTHER ANNUAL   --------------------------
NAME AND                                                   COMPENSATION   RESTRICTED       STOCK        ALL OTHER
PRINCIPAL POSITION           YEAR   SALARY(1)   BONUS(2)      ($)(3)       STOCK($)    OPTIONS(#)(5)   COMPENSATION
------------------           ----   ---------   --------   ------------   ----------   -------------   ------------
James R. Malone(6)           2003   $209,661    $44,685      $59,320          $0                0        $30,742(7)
Chairman and Chief           2002   $211,711    $73,650      $60,020          $0                0        $28,300(8)
Executive Officer            2001   $343,986    $     0      $70,597          $0          100,000        $28,300(8)
John A. Pryor                2003   $240,254    $51,639           --          $0                0        $ 6,591(9)
President                    2002   $227,559    $79,174           --          $0                0        $ 5,784(9)
                             2001   $ 13,641    $     0           --          $0          150,000        $ 1,608(9)
Joseph L. Najm               2003   $149,368    $26,197           --          $0                0        $ 4,226(9)
Vice President-Operations    2002   $143,825    $56,846           --          $0                0        $ 4,096(9)
                             2001   $132,392    $     0           --          $0           50,000        $ 3,780(9)
Darrell Weeter               2003   $488,087    $     0           --          $0                0        $ 5,185(9)
Vice President; President,   2002   $411,715    $16,729           --          $0                0        $ 5,409(9)
Americas Sales Division      2001   $317,505    $11,667           --          $0           40,000        $ 5,250(9)
Daniel J. Duggan             2003   $365,807    $     0           --          $0                0        $ 4,800(9)
Vice President; President,   2002   $312,569    $16,729           --          $0                0        $ 4,053(9)
International Sales
  Division                   2001   $226,606    $     0           --          $0           40,000        $ 3,603(9)

---------------

(1) Salary amounts include automobile allowance and, for Mr. Weeter and Mr. Duggan, commissions on sales in their geographic areas of responsibility.

(2) Amounts paid were pursuant to the Company's management incentive bonus plan. Beginning in 2002, participants in the Company's incentive bonus plan may elect to receive a portion of the bonus in Common Stock of the Company. Mr. Malone and Mr. Pryor were the only named executive officers to make this election in 2002. No named executive officers made this election in 2003

(3) No executive officer received perquisites or other benefits required to be disclosed under applicable regulations except for James R. Malone. He received a $50,000 lump sum payment to be spent in his discretion on such perquisites and benefits as he desired. The amounts for 2001, 2002 and 2003 also include additional amounts for payment of taxes on certain perquisites.

(4) The Company maintains plans under which stock options may be awarded. The Company does not, however, make "long term compensation awards" as that term is used in applicable SEC rules, because the amount of Company incentive awards is not measured by performance of the Company over longer than a one-year period.

(5) Reflects the number of shares of Common Stock of the Company covered by stock options granted during the year. No stock appreciation rights ("SAR"), either in conjunction with or separate from stock options, were granted to the named executives during the years shown.

(6) Mr. Malone was elected Chairman of the Company in 1996 and Chief Executive Officer in 1997. He resigned as Chairman and Chief Executive Officer effective February 2, 2004.

(7) Includes life insurance premium ($28,300) and the cost of an executive physical examination ($2,442).

(8) Life insurance premium.

(9) Matching contribution to the Company's Salary Deferral Plan.

     1992 OMNIBUS LONG-TERM COMPENSATION PLAN

     In 1992, the stockholders of the Company adopted the Omnibus Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to advance the long-term interests of the Company by motivating executive personnel by means of long-term stock based or derivative compensation, to align the interests of participants with those of the stockholders, and to permit the Company to attract and retain Directors and executive personnel.

     The Plan provides for the grant of the following types of awards: stock options, including incentive stock options; stock appreciation rights, in tandem with stock options or freestanding; common stock awards; phantom stock; restricted stock; and performance shares. Awards are determined by the Compensation Committee and approved by the Board of Directors. There were no options granted to any of the named executive officers in 2003.

     The following table sets forth information regarding stock options held at the end of the fiscal year by the named executive officers. There were no stock option exercises in 2003 by any named executive officer.

                                            NUMBER OF SHARES OF
                                          COMMON STOCK UNDERLYING          VALUE OF UNEXERCISED
                                          UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                           SEPTEMBER 30, 2003(1)           SEPTEMBER 30, 2003(2)
                                        ---------------------------     ---------------------------
NAME                                    EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                                    -----------   -------------     -----------   -------------
James R. Malone                           343,332        58,334             $0             $0
John A. Pryor                             100,000        50,000             $0             $0
Joseph L. Najm                             43,333        16,667             $0             $0
Darrell Weeter                             64,166        13,334             $0             $0
Daniel Duggan                              86,666        13,334             $0             $0

---------------

(1) There were no SARs outstanding at September 30, 2003 and none were granted during the year.

(2) The "value of unexercised in-the-money options at September 30, 2003" was calculated by determining the difference between the fair market value of the underlying shares of Common Stock at September 30, 2003 ($.81 per share) and the exercise price of the option. An option is "in-the-money" when the fair market value of the underlying shares of Common Stock exceeds the exercise price of the option. None of the options held by the named executive officers were "in-the-money" on September 30, 2003.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with each of the named executive officers (except for Mr. Malone, who resigned in February 2004) under which they are to receive one year's salary in the event of termination of employment without cause. Each of the named executive officers of the Company also have agreements which provide that in the event of termination of employment without cause (other than for death or disability, or voluntary termination by the employee) in the twelve months following a change in control (as defined in the agreement), the executives are to receive compensation equal to one years' base salary.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for recommending to the Board of Directors the compensation of executive officers and key employees of the Company. The Compensation Committee periodically reviews compensation of the Chief Executive Officer, other executive officers and key employees of the Company. The Compensation Committee also monitors performance and fixes awards based on performance standards. The Committee's policy in evaluating and compensating executive officers and key employees is to consider the performance of the Company as a whole and the individual's contribution toward the Company's attainment of established Company and individual goals.

     The composition of compensation varies broadly among executive officers and key employees of the Company based on their responsibilities. Generally, base salary is targeted at competitive rates believed to be necessary to retain qualified personnel. The Company maintains an Incentive Bonus Plan under which participating employees may be eligible for a bonus if the Company meets certain financial targets. For 2003, maximum bonus payable to an individual was a percentage of base salary ranging from 10% to 60% with both quarterly and annual targets. Bonuses were based on the Company's sales (25% of the bonus) and on the Company's earnings before interest, taxes, depreciation and amortization (EBITDA) (75% of the bonus). Participants could elect to take part of their bonus in Common Stock of the Company. From time to time, the Company engages outside compensation consultants to provide information and advice about competitive levels of compensation and particular compensation techniques.

Compensation of the Chief Executive Officer

     Mr. Malone's base salary in 2003 was set by the Compensation Committee at $200,000 per year, an amount which the Committee believed was competitive with other consumer goods companies of similar size and taking into account Mr. Malone's reduced involvement with the Company while retaining his titles of Chairman and Chief Executive Officer. Mr. Malone receives other benefits available generally to all executives and was also given a lump sum payment of $50,000 to be spent in his discretion for other benefits. Mr. Malone participated in the Incentive Bonus Plan at a maximum rate of 60% of salary. His bonus for 2003 was $44,685 or 37% of his maximum bonus. The Company also paid life insurance premiums for Mr. Malone, paid for an executive physical examination and paid an additional amount to cover income taxes due on such benefits provided to him. On February 2, 2004, the Board of Directors accepted the resignation of Mr. Malone as Chairman and Chief Executive Officer.

                         For the Compensation Committee

                                      Ivan J. Winfield
                                      Robert Breadner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2003 the Compensation Committee consisted of Ivan Winfield, Thomas Davidson and Kirk W. Foley. Mr. Foley previously served as Chief Executive Officer of the Company from 1989 to 1997.

                            PERFORMANCE COMPARISONS

     The following chart compares the cumulative shareholder return of the Company for the five years ended September 30, 2003 to the NASDAQ National Market Composite Index and a Company-determined peer group. In 2003 the Company's Common Stock was traded on the OTC Bulletin Board. The chart assumes the investment of $100 on September 30, 1998 and the immediate reinvestment of all dividends.

                                     Graph

                                       1998      1999      2000      2001      2002      2003
                                      -------   -------   -------   -------   -------   -------
HMI Industries Inc..................  $100.00   $100.00   $ 64.29   $ 65.71   $ 29.14   $ 46.29
New Peer Group......................  $100.00   $117.99   $ 89.74   $ 71.72   $ 91.72   $122.81
Old Peer Group......................  $100.00   $213.87   $172.14   $117.25   $104.14   $123.85
NASDAQ Market Index.................  $100.00   $163.15   $216.67   $ 88.55   $ 69.59   $106.64

     The new peer group companies, which are in similar lines of business as the Company, are AB Electrolux, Applica Incorporated, Maytag Corporation, National Presto Industries, Inc. and Salton, Inc. Last year's peer group did not include Electrolux and Maytag. Royal Appliance Mfg. Co., which was sold earlier this year, was in last year's peer group. Some of the Company's direct competitors are divisions of larger corporations, privately held corporations or foreign corporations and are not included in the peer comparisons since the pertinent information is not available to the public.

                              RELATED TRANSACTIONS

     James R. Malone, the Company's former Chairman and Chief Executive Officer, Darrell Weeter, President of the Company's Americas Division, and John Glomb, a Regional Vice President of the Company, each own 31.67% of the membership interests in a company called Vision Capital Logistics, LLC ("VCL"). VCL, a brokerage service provider for sourcing consumer credit, assists its clients in securing third party financing for its clients' customers to purchase products, including products manufactured by the Company and sold by its independent Distributors. VCL charges additional fees to the Distributors for these financing services. VCL's client list also includes a number of other "direct sales" companies, including other floor care companies. In securing such financing, VCL may guarantee the legal compliance obligations (but not any payment obligations) of the Distributors to a third party lender. The third party lender pays VCL a participation fee for such financing services, a part of which (twelve percent (12%)) VCL pays to the Company. During the fiscal year ended September 30, 2003 VCL paid the Company $23,561 in connection with such financing services. Additionally, in certain cases a Distributor may not be able to complete a sale because of the substandard credit status of the retail customer. In such cases VCL may provide the Distributor with financing for this sale. The Company entered into an arrangement with VCL known as a Swap Program under which VCL purchases the contract of the retail customer from the Distributor and arranges for the financing of the contract at a significant discount. To replace the product sold by the Distributor and for which the Distributor received only a portion of the consumer sale price, VCL purchases a replacement product from the Company at the same price paid by the Company's Master Distributors and arranges for the Company to ship it to the Distributor to replace the product the Distributor just sold. During the fiscal year ended September 30, 2003 VCL purchased an aggregate of $35,131 of products under the Swap Program. Under the terms of the credit facility in place from time to time, the Company was prohibited from engaging in certain of the financing activities provided by VCL.

     From June 2000 until January 2003 the Company sublet to VCL a portion of the office space in Naples, Florida. During the fiscal year ended September 30, 2003 VCL paid the Company $8,000 in rent for such space, which amount was based upon an allocation of the total monthly lease payments to the amount of space utilized by VCL. In February, 2003 a new lease was entered into for office space with VCL as the tenant. The Company began subleasing space from VCL for $2,658 per month, which amount was based upon an allocation of VCL's total monthly lease payments to the amount of space that the Company utilized. In the fiscal year ended September 30, 2003 the Company paid VCL a total of $21,264 in lease payments. The sublease was terminated in February, 2004.

     Darrell Weeter has served for many years as President of FVS, Inc. a distributor of products manufactured by the Company and which is owned by Mr. Weeter and his wife. For the fiscal year ended September 30, 2003 FVS, Inc. purchased, at Master Distributor pricing, a total of $77,701 in products from the Company. Mr. Weeter also received amounts due to him under the Company's Career Development Program of $132,015 for the fiscal year ended September 30, 2003. The amounts paid were Distributor paid overrides collected by the Company from Distributors that were brought into the business by Mr. Weeter. Distributor paid overrides are a unit price override charged on top of the standard unit sales price for which the Company acts as a pass through, which means that the Company collects the override from the promoted distributor and disburses it to the promoting distributor upon the request of the promoting distributor; accordingly, these distributor paid overrides are not reflected in the Company's income statement as revenue. The total override still owed to Mr. Weeter was $3,165 as of September 30, 2003. This payable to Mr. Weeter was recorded on the other accrued expense and liabilities line item of the Company's Consolidated Balance Sheet as of September 30, 2003.

     The Company has a long standing relationship with Ametek Inc. from which the Company has purchased motors for its products. James R. Malone, the Company's former Chairman and Chief Executive Officer, is a director of Ametek, Inc. During the fiscal year ended September 30, 2003 the Company's purchases from Ametek were approximately $1,973,000. The Company believes that the terms of these purchases were as favorable to the Company as those which could have been obtained from unrelated sources.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers, directors and owners of more than 10% of the Company's common stock file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission and to furnish the Company with a copy of all such reports they file. Specific due dates have been established and the Company is required to disclose any failure to file the reports by the due dates. Based solely on a review of the copies of such forms the Company has received, the Company believes that all of its executive officers, directors and 10% stockholders complied with all filing requirements applicable to them with respect to transactions occurring during the fiscal year ended September 30, 2003.

                           PROPOSALS OF STOCKHOLDERS

     Any proposal which a stockholder intends to present at the 2005 annual meeting of stockholders and wishes to include in the proxy statement must be received by the Secretary of the Company at its executive offices at 13325 Darice Parkway, Strongsville, Ohio 44136 no later than March 17, 2005. If a stockholder intends to present a proposal at the Company's 2005 annual meeting of stockholders without inclusion of that proposal in the proxy statement and the Company does not receive notice of the proposal by March 17, 2005, then the proxies held by management may provide the discretion to vote against any such proposal which may be presented. All proposals submitted must be accompanied by the name, address, telephone number and number of shares owned by the proposing stockholder. If the proposing stockholder is not a shareholder of record, proof of beneficial ownership must be submitted. All proposals must be a proper subject for action by shareholders and must comply with the rules of the Securities and Exchange Commission.

                     OTHER MATTERS; SOLICITATION OF PROXIES

     As of the time of preparation of this proxy statement, the Board of Directors knows of no matters other than those described herein. However, if any other matter properly comes before the meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

     Costs of solicitation will be borne by the Company. Solicitation will be by mail, except for any incidental personal solicitation made by directors, officers and regular employees of the Company.

                                          By Order of the Board of Directors

                                          Kirk W. Foley
                                          Chairman

November 23, 2004
Strongsville, Ohio

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

I.  OVERVIEW

     A. The Audit Committee represents and assists the Board in fulfilling its responsibility for oversight of:

          1. The integrity of the Company's financial statements;

          2. The Company's compliance with legal and regulatory requirements;

          3. The independent auditor's qualifications, performance and independence;

          4. The performance of the Company's independent accountants; and

          5. The financial reports and other financial information supplied by the Company to the public.

     B. The independent auditor directly reports to the Audit Committee. The Audit Committee is also charged with preparing an audit committee report as required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement. The Audit Committee shall have all necessary authority and funding to carry out its responsibilities and duties.

II.  COMPOSITION

     A. Qualifications. The Audit Committee will consist of at least three members of the Board that the Board, in its business judgment, determines are (or become within a reasonable time after being appointed to the Audit Committee) financially literate. The Board will include one Member who qualifies as an audit committee financial expert, as defined by the SEC. Members may be removed from the Audit Committee with or without cause.

     B. Independence. Each Member must be free of any relationship to the Company that may interfere with his/her exercise of judgment independent of management and the Company and must satisfy the SEC's requirements for independent directors.

     C. Costs. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for purposes of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisor employed by the Audit Committee and for expenses of the Audit Committee necessary or appropriate in carrying out its duties.

III.  CHAIR

     The Board will appoint one Member of the Audit Committee as chairperson, who will be responsible for leadership of the Audit Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board. The chairperson will also maintain regular liaison with the Company's chairman and executive officers, as well as the independent auditor. The chairperson is hereby delegated the authority to act on behalf of the Audit Committee in his or her discretion and specifically to approve non-audit up to $25,000 services provided to the Company by the independent auditor, subject to restrictions, if any, on delegation of the Audit Committee's duties and responsibilities provided by law, regulation and the terms of this Charter. All non-audit service fees greater than $25,000 must be approved by the Audit Committee.

IV.  RESPONSIBILITIES

     The following tasks are the responsibility of the Audit Committee.

     A. Select, retain and terminate when appropriate, the independent auditor, set the independent auditor's compensation, and pre-approve all audit services to be provided by the independent auditor.

     B. Oversee the work of the independent auditor (including resolution of disagreements between the independent auditor and management regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

     C. Pre-approve all permitted non-audit services to be performed by the independent auditor (including the fees and terms thereof).

     D. Establish procedures for the confidential and anonymous receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

     E. Engage independent counsel and other advisers as it determines necessary to fulfill its responsibilities.

     F. Determine the amounts necessary to pay:

          1. the independent auditor;

          2. any advisers employed by the Audit Committee; and

          3. the administrative expenses of the Audit Committee.

     G. Recommend to the Board whether the financial statements should be included in the Company's annual report on Form 10-K and provide the Company with the report of the Audit Committee with respect to inclusion of the audited financial statements in the Company's annual report on Form 10-K.

     H. At least annually:

          1. conduct a performance evaluation of the Audit Committee;

          2. evaluate the adequacy of this charter; and

          3. consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence.

     I. Receive and respond appropriately to any report from the independent auditor of information that an illegal act, whether or not material to the financial statements of the Company, has or may have occurred.

     J. Before its audit report is filed with the SEC, discuss with and review a report from the independent auditor regarding:

          1. All critical accounting policies and practices used in the audit report;

          2. All alternative treatments within GAAP for policies and practices for material items that were discussed with management, including the ramifications of their use and the treatment preferred by the independent auditor; and

          3. Other material written communications between the independent auditor and management.

     K. At least annually, obtain and review a report by the independent auditor describing:

          1. the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

          2. all relationships between the independent auditor and the Company, consistent with Independence Standards Board of Standard I and consider the impact that any relationship or services may have on the objectivity and independence of the independent auditors.

     L. Assure the timely rotation of the lead audit partner as required by law.

     M. Review with management and the independent auditor, before publication, the annual and quarterly financial statements of the Company, including:

          1. the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

          2. any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the SEC; and

          3. the items required by Statement of Auditing Standards 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access or requested information, and any material disagreements with management in the case of the annual statements and Statement of Auditing Standards 71 in the case of the quarterly statements.

     N. Discuss with management the Company's earnings press releases prior to release, as well as guidelines for financial information and earnings guidance provided to analysts and rating agencies.

     O. Discuss with management the Company policies with respect to risk assessment and risk management, and material review contingent liabilities and risks and major legislative and regulatory developments that could be material to the Company.

     P. Periodically meet separately with management and the independent auditor.

     Q. Review with the independent auditor and management:

          1. the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries;

          2. current accounting trends and developments; and

          3. any related party transactions brought to the Audit Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements.

     R. Set policies and monitor policies for hiring employees or former employees of the independent auditor.

     S. Report regularly to the Board regarding the activities of the Audit Committee.

     T. Administer and monitor with the Company's Code of Conduct and Ethics to the extent required by the Code of Conduct and Ethics.

                              HMI INDUSTRIES INC.
                              13325 DARICE PARKWAY
                            STRONGSVILLE, OHIO 44136

               ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 14, 2004
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Kirk W. Foley and Murray Walker or either of them, each with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of HMI Industries Inc., to be held at the Holiday Inn, 15471 Royalton Road, Strongsville, OH 44136 on Tuesday, December 14, 2004, at 10:00 A.M. Eastern Standard Time, and at any adjournment or postponement thereof upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

1. Election of Directors      [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY
                               (except as noted to the contrary below)        to vote for all nominees listed below

  NOMINEES: Robert Breadner, Kirk W. Foley, Wesley Eric Foley, John A. Pryor,
            Murray Walker, Ivan Winfield

  INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME ON THE FOLLOWING LINE:

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon all other matters properly brought before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN THE SPACE PROVIDED. TO THE EXTENT NO DIRECTIONS ARE GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES FOR DIRECTOR, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

Dated
---------------------------- 2004
                                                --------------------------------

                                                           Signature

                                                --------------------------------
                                                  Signature (if jointly held)

                                                Where stock is registered
                                                jointly in the names of two or
                                                more persons, all should sign.
                                                Signature should correspond
                                                exactly with the name on the
                                                stock certificate. Persons
                                                signing in a representative
                                                capacity should indicate that
                                                capacity.
                                                     I DO [ ]    DO NOT [ ]
                                                       PLAN TO ATTEND THE
                                                   ANNUAL MEETING IN PERSON.

                                   Proxy Card